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                                                                     EXHIBIT 4.1





                               FIRST AMENDMENT TO

                            SECURITYHOLDERS AGREEMENT

         THIS FIRST AMENDMENT TO SECURITYHOLDERS AGREEMENT (this "Amendment") is made and entered into as of _________, 2006 by and among Windstream Corporation (f.k.a. Valor Communications Group, Inc.) (the "Company") and the Investors signatory hereto.

         WHEREAS, the Company and the Investors entered into that certain Securityholders Agreement (the "Securityholders Agreement"), dated as of February 14, 2005;

         WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of December 8, 2005, by and among Alltel Corporation, Alltel Holding Corp. ("Spinco") and the Company (the "Merger Agreement"), pursuant to which Spinco will merge with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"); and

         WHEREAS, as a condition to the consummation of the transactions contemplated by the Merger Agreement, the Company and certain Investors agreed to amend the terms of the Securityholders Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Securityholders Agreement.

2. Amendments. Effective simultaneously with the consummation of the Merger, Securityholders Agreement is hereby amended as follows:

         (A) Section 1 of the Securityholders Agreement is hereby amended as follows:

                  (I) the definitions of "Company Offering," "Delay Notice," "Information Delay Notice," "Shelf Registration Statement," and "Transaction Delay Notice" are hereby deleted in their entirety and replaced with the following:

                           "Company Offering" shall have the meaning set forth in Section 4(c) hereof.

                           "Delay Notice" shall have the meaning set forth in
                           Section 4(c) hereof.

                           "Information Delay Notice" shall have the meaning set forth in Section 4(a) hereof.



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                           "Shelf Registration Statement" shall have the meaning
                           set forth in Section 4(a) hereof.

                           "Transaction Delay Notice" shall have the meaning set forth in Section 4(c) hereof.

                  (II) the following definitions are hereby added to Section 1 of the Securityholders Agreement:

                           "Merger" shall mean the merger of Alltel Holding Corp. with and into the Company pursuant to the Merger Agreement.

                           "Merger Agreement" shall mean that certain Agreement and Plan of Merger, dated as of December 8, 2005, by and among the Company, Alltel Corporation and Alltel Holding Corp.

                           "Underwritten Offering" shall have the meaning set forth in Section 4(b) hereof."

                  (III)    the following definitions are hereby deleted from
                           Section 1 of the Securityholders Agreement:

                           "Long-Form Registrations"

                           "Short-Form Registrations"

                           "Threshold Amount"

                           "Vestar Designee"

                           "Welsh Designee"

         (B) Section 4 of the Securityholders Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                  "4.      Shelf Registration; Underwritten Offerings;

                  (a)      Shelf Registration.

                  (i) Filing of Shelf Registration Statement. As soon as practicable after the consummation of the Merger, the Company shall, at its cost, prepare and file and use its reasonable best efforts to cause to be declared effective a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement") covering all of the Registrable Securities held by the Investors. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 7 hereof to the extent necessary to ensure that it is available for resales of the Registrable Securities by the holders thereof entitled to benefit






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                  from this Section 4(a), and to ensure that it conforms to the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a continuous period until the earlier to occur of (i) the second anniversary of the effectiveness of the Shelf Registration Statement (extended as may be necessary to compensate for any periods during which sales of Registrable Securities are suspended under the Shelf Registration Statement as provided in this Agreement) or (ii) the date on which each of the Welsh Investors and the Vestar Investors may sell all of their respective Registrable Securities without regard to volume limitation pursuant to Rule 144 of the Securities Act.

                  (ii) Suspension of the Shelf Registration Statement. The Company may suspend sales under the Shelf Registration Statement if the Company determines in its good faith judgment after consultation with its securities counsel that the filing of an amendment or supplement to the Shelf Registration Statement is necessary in order to effect resales pursuant to the Shelf Registration Statement and such filing would require disclosure of material non-public information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Investors written notice (the "Information Delay Notice") thereof promptly after the Company makes such determination, the Company may suspend resales of Registrable Securities under the Shelf Registration Statement for up to 75 days. Notwithstanding the foregoing, with respect to suspensions of resales of Registrable Securities under the Shelf Registration Statement described above (x) the Company shall use its reasonable best efforts to cause to be terminated as soon as it is practicable, any such period under which sales of Registrable Securities are suspended under the Shelf Registration Statement and (y) the Company shall not deliver more than one Information Delay Notice within any period of 180 consecutive days.

                  (iii) Notice Requirement. Not more than four (4) business days nor less than two (2) business days prior to effecting any sale of Registrable Securities under the Shelf Registration Statement representing in excess of 0.25% of the Company's then outstanding common stock on a fully diluted basis, the Welsh Investors shall provide written notice to the Company of their intention to effect such sale.

                  (b)      Underwritten Offering.

                  (i) Request for Underwritten Offering. At any time after the 90th day following the consummation of the Merger, the holders of at least 50% of the outstanding Registrable Securities initially held by the Welsh Investors, the Vestar Investors and their respective affiliates (the "Requesting Party") may request the Company effect an underwritten offering under the Shelf Registration Statement of all or any portion of the Registrable Securities held by the Requesting Party (an "Underwritten Offering"). The Requesting Party shall be entitled to request up to one (1) Underwritten Offering pursuant to this Section





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                  4(b); provided that the Company's obligation with respect to any such Underwritten Offering shall be deemed satisfied only when 75% of the Registrable Securities of the Requesting Party specified in such notice and of any other party that has requested pursuant to Section 4(b)(ii) below that its Registrable Securities be included in such Underwritten Offering shall have been sold pursuant thereto.

                  (ii) Participation by Other Investors in an Underwritten Offering; Procedure. Promptly following receipt of any notice under this Section 4 from any Requesting Party, the Company shall immediately notify the other Investors and shall use its reasonable best efforts to include in such Underwritten Offering the number of Registrable Securities specified in any notice received from such requesting Investors (and in any notices received from such Investors within 20 days after notice from the Company), in each case subject to Section 4(c) below.

                  (iii) Designation of Managing Underwriter. The Board may designate the managing underwriter of an offering pursuant to this Section 4(b), such underwriter to be reasonably acceptable to the Majority Sellers.

                  (c)      Certain Restrictions.

                  (i) Notwithstanding anything in this Section 4 to the contrary, the only securities that the Company shall be required to register pursuant to this Section 4 shall be Registrable Securities.

                  (ii) If, upon receipt of a request pursuant to Section 4(b), the Company is advised in writing by a nationally recognized investment banking firm in the United States selected by the Company that, in such firm's opinion, an Underwritten Offering by the Company at the time and on the terms requested would adversely affect any public offering of securities of the Company (other than in connection with employee benefit and similar plans) (a "Company Offering") with respect to which the Company has commenced preparations for a registration prior to the receipt of a registration request pursuant to
                  Section 4(b) and the Company furnishes the Investors with a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to such effect (the "Transaction Delay Notice" and, together with any Information Delay Notice, a "Delay Notice") promptly after such request, the Company shall not be required to effect a registration pursuant to Section 4(b) until the earliest of (i) 30 days after the completion of such Company Offering, (ii) promptly after the abandonment of such Company Offering or (iii) 120 days after the date of the Transaction Delay Notice; provided that in any event the Company shall not be required to effect any Underwritten Offering prior to the termination, waiver or reduction of any "blackout period" required by the underwriters to be applicable to the Investors in connection with any Company Offering; and provided further that in no event shall the Company delay such Underwritten Offering for more than 180 days.




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                  (iii) If upon receipt of a request pursuant to Section 4(b) or while a request pursuant to Section 4(b) is pending, the Company delivers an Information Delay Notice to the Investors, the Company shall not be required to comply with its obligations under Section 4(b) until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 75 days after the Investors' receipt of such notice.

                  (iv) Notwithstanding the foregoing provisions of this Section 4(c), the Company shall be entitled to serve only one Delay Notice within any period of 180 consecutive days."

         (C) Section 5 of the Securityholders Agreement is hereby amended by deleting the final sentence of such Section in its entirety and substituting in lieu thereof the following:

                  "If the method of disposition of any such registration shall be an underwritten public offering and the managing underwriter advises the Company in writing that the number of securities requested to be included in such offering exceeds the number of securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration, as may be determined by the managing underwriters: (A) first, all the securities which the Company proposes to sell for its own account, and (B) second, the Registrable Securities and any other securities requested to be included in such registration, pro rata among the holders of such Registrable Securities or other securities, based on the number of such Registrable Securities or other securities which they own."

         (D) Section 6(a) of the Securityholders Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                  "(a) As may be required by the managing underwriter of an underwritten registration of securities of the Company pursuant to the Securities Act, in its sole discretion, the Welsh Investors and the Vestar Investors shall not effect any public sale or distribution (including sales pursuant to Rule
                  144) of Registrable Securities for the lesser of (i) the period from seven days prior to and 90 days following the effective date of any such underwritten registration of securities of the Company (or, in the case of an underwritten offering of shares pursuant to an effective shelf registration statement (other than the Shelf Registration Statement), the seven days prior to and 90 days following the time such offering is to commence) and (ii) the period of time required by the managing underwriter of such underwritten registration, provided that the Welsh Investors and the Vestar Investors shall not be subject to the restrictions contained in this
                  Section 6(a) more than once in any period of 180 consecutive days."

         (E) Section 6 of the Agreement is hereby amended to include the following subsection (c):




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                  "(c) Notwithstanding anything to the contrary set forth
                  herein, for a period of 90 days following the consummation of the Merger, the Welsh Investors shall not, without the prior written consent of the Company, directly or indirectly sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer, or enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequences of ownership of, any Registrable Securities (including any transfer under the Shelf Registration Statement). The foregoing restrictions, however, shall not apply to any transfers (i) as a bona fide gift or gifts; (ii) to any trust for the direct or indirect benefit of the Welsh Investors (or any limited partner or stockholder of any Welsh Investor) or the immediate family of the Welsh Investors (or any limited partner of stockholder of any Welsh Investor);
                  (iii) as a distribution to limited partners or stockholders of any Welsh Investor; or (iv) to any Welsh Investor's affiliates or to any investment fund or other entity controlled or managed by the such Welsh Investor; provided that in any such case, prior to such transfer, the Company shall receive a signed agreement from such transferee agreeing to the restrictions set forth above for the balance of the 90 day period, as well as the other provisions of this Agreement, and an opinion of counsel, reasonably satisfactory to the Company, that such transfer is exempt from registration under the Securities Act. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The Welsh Investors also agree and consent to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Registrable Securities except in compliance with the foregoing restrictions."

         (F) Section 7 of the Securityholders Agreement is hereby amended as follows:

                  (I)      The first sentence of Section 7 of the
                           Securityholders Agreement is hereby amended by deleting such sentence in its entirety and substituting in lieu thereof the following:

                  "If and whenever the Company is required to effect or cause the registration of any Registrable Securities or an Underwritten Offering of such securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:"

                  (II) Section 7(a) of the Securityholders Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

                  "(a) use its reasonable best efforts to prepare and file with the Commission a registration statement or prospectus on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such registration statement to become and remain effective as





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                  promptly as practicable; provided that before filing with the
                  Commission a registration statement or any amendments or supplements thereto, the Company will (i) furnish to the selling Investors copies of the form of prospectus (including the preliminary prospectus) proposed to be filed and furnish to counsel for the selling Investors copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and, in the case of any registration hereunder other than an incidental registration pursuant to Section 5, shall not be filed without the approval of such counsel (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) notify the selling Investors of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered."

                  (III) Section 7(b) of the Securityholders Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

                  "(b)     [RESERVED]"

                  (IV) Section 7(e) of the Securityholders Agreement is hereby amended by adding the word "reasonable" prior to the words "best efforts" appearing on the first line thereof.

                  (V) Section 7(j) of the Securityholders Agreement is hereby amended by adding the word "reasonable" prior to the words "best efforts" appearing on the first line thereof.

                  (VI) Section 7(k) of the Securityholders Agreement is hereby amended by adding the parenthetical "(in the case of an Underwritten Offering)" to the end of such Section.

                  (VII) Section 7(m) of the Securityholders Agreement is hereby amended by adding the word "reasonable" prior to the words "best efforts" appearing on the first line thereof.

                  (VIII) Section 7(n) of the Securityholders Agreement is hereby amended by adding the word "reasonable" prior to the words "best efforts" appearing on the first line thereof.

         (G) Section 9 of the Securityholders Agreement is hereby amended by deleting such Section in its entirety and substituting in thereof the following:

                  "9.      [RESERVED]"

         (H) Section 13 of the Securityholders Agreement is hereby amended to include the following subsection (q):

                  "(q) Term. This Agreement, including the Company's obligation to maintain the Shelf Registration Statement and all rights of holders thereunder, shall




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                  terminate effective upon the earlier to occur of the (A)
                  second anniversary of the effectiveness of the Shelf Registration Statement (extended as may be necessary to compensate for any periods during which sales of Registrable Securities are suspended under the Shelf Registration Statement as provided in this Agreement) or (B) the date on which all Registrable Securities can be sold without regard to volume limitations or manner of sale restrictions pursuant to Rule 144 promulgated under the Securities Act."

3. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 2 hereof, the Securityholders Agreement shall remain unchanged and in full force and effect. In the event that the Merger Agreement is terminated for any reason, then this Amendment will be of no force or effect and the Securityholders Agreement will not be amended by any of the amendments set forth in Section 2 hereof.

4. Entire Agreement. The Securityholders Agreement, as amended by this Amendment, constitutes the entire agreements and understandings of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. The Securityholders Agreement, as amended by this Amendment, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

5. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

6. Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Amendment in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Amendment in such jurisdiction or the validity, legality or enforceability of this Amendment, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Amendment.

8. Headings. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.



                                      *****




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         IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first written above.

                                     VALOR COMMUNICATIONS GROUP, INC.


                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:



                                     INVESTORS:

                                     WCA Management Corporation
                                     The Patrick Welsh 2004 Irrevocable Trust
                                     Russell L. Carson
                                     The Bruce K. Anderson 2004 Irrevocable
                                       Trust
                                     Andrew M. Paul
                                     Pondfield Holdings, L.P.
                                     Thomas E. McInerney
                                     Robert A. Municucci
                                     Anthony J. deNicola
                                     Paul B. Queally
                                     Lawrence B. Sorrel
                                     D. Scott Mackesy
                                     John Clark
                                     Sean M. Traynor
                                     John Almeida, Jr.
                                     Sanjay Swani
                                     Eric Lee
                                     Jonathan M. Rather



                                     By:
                                        ----------------------------------------
                                         Jonathan M. Rather, Individually and as
                                         Attorney-in-Fact





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                                     WELSH CARSON ANDERSON & STOWE IX, L.P.
                                            By:  WCAS IX Associates LLC,
                                            Its:  General Partner



                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:


                                     WCAS IX ASSOCIATES LLC



                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:


                                     WCAS IX ASSOCIATES LLC
                                     as agent for Participating LP's



                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:


                                     WCAS CAPITAL PARTNERS III, L.P.
                                     By:  WCAS III Associates LLC,
                                     Its:  General Partner



                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:




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




                                     WELSH CARSON ANDERSON & STOWE VIII, L.P.
                                            By:  WCAS VIII Associates LLC,
                                            Its:  General Partner



                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:


                                     WCAS VIII ASSOCIATES LLC



                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:


                                     WCAS VIII ASSOCIATES LLC
                                     as agent for Participating LP's



                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:


                                     VESTAR CAPITAL PARTNERS III, L.P.
                                     By: Vestar Associates III, L.P.
                                     Its: General Partner
                                     By: Vestar Associates Corporation III
                                     It's: General Partner


                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:





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




                                     VESTAR CAPITAL PARTNERS IV, L.P.
                                            By: Vestar Associates IV, L.P.
                                            Its: General Partner
                                            By: Vestar Associates Corporation IV
                                            Its: General Partner


                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:


                                     VESTAR/VALOR, LLC
                                     By: Vestar Associates IV, L.P.
                                     Its:  Managing Member
                                     By: Vestar Associates Corporation IV
                                     Its:  General Partner


                                     By:
                                        ----------------------------------------
                                            Name:
                                            Title:



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